Exhibit 5.1

[Lowenstein Sandler LLP Letterhead]

April 8, 2014

Arotech Corporation
1229 Oak Valley Drive
Ann Arbor, Michigan 48108

Re:  Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Arotech Corporation, a Delaware corporation (the “Company”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Act”), of 775,000 shares of common stock (the “Shares”), par value $0.01 per share (the “Common Stock”). This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 6, 2014 under the Act.

As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary to review. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certifications of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certifications.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly issued and are fully paid and nonassessable.

Our opinion is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP